SCHEDULE 14A

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act Of 1934

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Parkvale Financial Corporation

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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4220 WILLIAM PENN HIGHWAY, MONROEVILLE, PA 15146

September 18, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Parkvale Financial Corporation. The meeting will be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 26, 2006, at 10:00 a.m.

At the meeting, stockholders will act on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement and on any other business matters properly brought before the meeting.

For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote “FOR” the nominees as directors and “FOR” the ratification of auditors.

It is important that your shares be represented and voted at the Annual Meeting regardless of whether you plan to attend. Please complete, sign, date and return the enclosed proxy card promptly in the envelope provided.

Sincerely,

Robert J. McCarthy, Jr.
President and
Chief Executive Officer

NOTICE OF ANNUAL MEETING
ANNUAL MEETING OF STOCKHOLDERS
VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF
INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS
AUDIT-FINANCE COMMITTEE REPORT
AUDIT-FINANCE COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Performance Graph
EXECUTIVE COMPENSATION
OPTION GRANTS IN THE LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
LONG-TERM INCENTIVE PLANS—AWARDS IN THE LAST FISCAL YEAR
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
ANNUAL REPORTS AND FINANCIAL STATEMENTS
Appendix A

PARKVALE FINANCIAL CORPORATION
4220 William Penn Highway
Monroeville, Pennsylvania 15146
(412) 373-7200

NOTICE OF ANNUAL MEETING
To Be Held on October 26, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Parkvale Financial Corporation, Monroeville, Pennsylvania (the “Corporation”), will be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 26, 2006, at 10:00 a.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

(1)	To elect three directors for a term of three years or until their successors have been elected and qualified;

(2)	To ratify the appointment of Parente Randolph, LLC as the Corporation’s independent auditors for the fiscal year ending June 30, 2007; and

(3)	To transact such other business as may properly come before the meeting.

Stockholders of the Corporation of record at the close of business on August 28, 2006 are entitled to notice of and to vote at the Annual Meeting.

By Order of the Board of Directors

Gail. B Anwyll
Assistant Corporate Secretary

Monroeville, Pennsylvania
September 18, 2006

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

PARKVALE FINANCIAL CORPORATION
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is being furnished to holders of Common Stock, par value $1.00 per share (“Common Stock”), of Parkvale Financial Corporation (the “Corporation” or “PFC”), the holding company of Parkvale Savings Bank (the “Bank” or “Parkvale Bank”), in connection with the solicitation of proxies on behalf of the Board of Directors, for use at the Annual Meeting of Stockholders to be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, on Thursday, October 26, 2006, at 10:00 a.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting. This Proxy Statement is being first sent to stockholders on or about September 18, 2006.

The proxies solicited hereby, if properly signed and returned to the Corporation, will be voted in accordance with the instructions contained therein if they are not revoked prior to their use. If no contrary instructions are given, each proxy received will be voted for the slate of directors described herein; for ratification of the appointment of Parente Randolph, LLC as the Corporation’s independent auditors; and upon the transaction of such other business as may properly come before the meeting in accordance with the best judgment of the persons appointed as proxies.

Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Corporation written notice thereof (Gail B. Anwyll, Assistant Corporate Secretary, Parkvale Financial Corporation, 4220 William Penn Highway, Monroeville, Pennsylvania 15146), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF

Only stockholders of record at the close of business on August 28, 2006 (the “Voting Record Date”) will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 5,677,178 shares of Common Stock of the Corporation issued and outstanding and the Corporation had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote on each proposal at the Annual Meeting, with no cumulative voting for the election of directors permitted.

The following table sets forth, as of the Voting Record Date, certain information as to the Common Stock beneficially owned by (i) persons or entities known to the Corporation to be the beneficial owners of 5% or more of the Corporation’s Common Stock, (ii) directors of the Corporation, (iii) executive officers of the Corporation who are not directors, and (iv) all directors and executive officers as a group. The information shown is based upon filings pursuant to the Securities Exchange Act of 1934, as amended (“Exchange Act”), and/or information furnished by the individuals or entities.

	Number of Shares
	Beneficially owned as		Percent of
Name of Beneficial Owner	of August 28, 2006(1)		Common Stock

Parkvale Financial Corporation Employee Stock Ownership Plan 4220 William Penn Highway Monroeville, PA 15146	585,407	(2)	10.31%

Beck, Mack & Oliver LLC 330 Madison Ave New York, NY 10017	377,506	(3)	6.65%

Directors
Fred P. Burger Jr.	170,586	(4)(5)	2.99%
Andrea F. Fitting	25,499	(4)(6)	0.45%
Robert J. McCarthy Jr.	485,621	(4)(8)	8.44%
Patrick J. Minnock	41,287	(4)(9)	0.72%
Robert D. Pfischner	120,546	(4)(10)	2.11%
Harry D. Reagan	7,200	(4)	0.13%
Stephen M. Gagliardi	800		0.01%

Executive Officers Who Are Not Directors:
Timothy G. Rubritz	125,182	(4)(7)(11)	2.20%
Gail B. Anwyll	29,656	(4)(7)	0.52%
Thomas R. Ondek	45,192	(4)(7)	0.79%
Gilbert A. Riazzi	9,750	(4)(7)	0.17%

Directors and Executive Officers as a Group
(11 persons)	1,061,319	(4)(7)	17.95%

(1)	Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic interest in the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2)	All shares have been allocated to the participants of the Employee Stock Ownership Plan (“ESOP”).

(3)	Beck, Mack & Oliver LLC is an investment adviser registered under the Investment Advisers Act of 1940 and based on a Schedule 13F as of June 30, 2006 filed with the SEC, the 377,506 shares are owned by investment advisory clients of the firm. No one of these clients owns more than 5% of said shares.

(4)	Includes shares that may be acquired within 60 days through exercise of stock options as follows: Mr. Burger, 27,086 shares; Dr. Fitting, 23,500 shares; Mr. McCarthy, 76,125 shares; Mr. Minnock, 23,500 shares; Mr. Pfischner, 36,127 shares; Mr. Reagan, 6,000 shares; Mr. Rubritz, 16,000 shares; Ms. Anwyll, 11,000 shares; Mr. Ondek, 11,000 shares; Mr. Riazzi, 3,750 shares; and all directors and executive officers as a group, 234,088 shares. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by the individual or group but are not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group. Exclusive of shares which may be acquired upon the exercise of stock options, directors and executive officers of the Corporation as a group beneficially owned 827,231 shares or 14.57% of the issued and outstanding Common Stock.

(5)	Includes 40,000 shares held under Mr. Burger’s deferred fee agreement with the Bank.

(6)	Includes 1,140 shares held by Dr. Fitting’s husband.

(7)	Includes shares allocated to such person or group under the ESOP as follows: Mr. McCarthy, 63,147 shares; Mr. Rubritz, 41,360 shares; Mrs. Anwyll, 12,198 shares; Mr. Ondek, 18,603 shares;

Mr. Riazzi, 6,000 shares; and all executive officers as a group, 141,308 shares. Also includes shares allocated or purchase under (a) the Supplemental Executive Benefit Plan (“SEBP”) as follows: Mr. McCarthy, 25,597 shares; Mr. Rubritz, 613 shares, and all executive officers as a group, 26,210 shares; and (b) Executive Deferred Compensation Plan (“EDCP”): Mr. McCarthy, 40,646 shares; Mr. Rubritz, 4,500 shares; Mr. Ondek, 75 shares; and all executive officers as a group 45,221 shares. (See Audit Finance Committee Report On Executive Compensation.) Shares are deemed to be beneficially owned by such individuals or group as a result of their ability to direct the ESOP, SEBP and EDCP trustees’ voting of such shares allocated to their respective accounts.

(8)	Includes 173,110 shares held jointly by Mr. McCarthy and his wife, 15,254 shares held by Mr. McCarthy as custodian for his children, and 91,742 shares held under deferred fee and compensation agreements with the Bank.

(9)	Includes 3,281 shares held by Mr. Minnock’s wife and 9,900 shares held by the Minnock Family Limited Partnership.

(10)	Includes 26,816 shares held jointly by Mr. Pfischner and his wife and 1,525 shares held by his wife.

(11)	Includes 48,953 shares held jointly by Mr. Rubritz and his wife and 6,006 shares held by Mr. Rubritz as custodian for his children.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that directors and officers of the Corporation and the Bank file reports of ownership and changes in ownership of the Common Stock with the Securities and Exchange Commission. Directors and officers are required to furnish the Corporation with copies of all Section 16(a) forms they file. Based solely upon review of copies of Forms 3, 4 and 5 received by the Corporation’s compliance administrator, the Corporation believes that all filing requirements applicable to its directors and officers were timely complied with during fiscal 2006.

INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR,
DIRECTORS WHOSE TERMS CONTINUE AND EXECUTIVE OFFICERS

Election of Directors

Pursuant to the Bylaws of the Corporation and by resolution of the Corporation’s Board of Directors, the Board of Directors currently consists of seven members. The Board of Directors is divided into three classes, and members of each class are elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. No director or executive officer is related to any other director or executive officer of either the Corporation or the Bank.

The Board of Directors has determined that four of its seven members meet the standards for independence as defined in applicable Nasdaq Listing Standards. In making this determination, the Board determined that a director may be independent even if he or she has business relationships with Parkvale or one of its affiliates as long as such relationship does not interfere with the director’s exercise of judgment independent from management of Parkvale, such relationship complies with all applicable federal and state regulations, and any relationship involving the director is entered into in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable transactions with other persons. Mr. McCarthy, as a full-time salaried employee, Mr. Reagan, as a result of the three-year consulting agreement entered into in connection with the acquisition of Second National Bank, and Mr. Gagliardi are not considered independent directors at this time. Messrs. Reagan and Gagliardi were selected as directors in accordance with the terms of Parkvale’s agreements to acquire The Second National Bank of Masontown and Advance Financial Bancorp, respectively.

Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the nominees listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for the replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the persons listed below may not be able to serve as a director if elected. A majority of the shares of Common Stock entitled to vote, present in person or by proxy at the meeting, will constitute a quorum. The election of directors requires the affirmative vote of the holders of a plurality of the shares of Common Stock by all stockholders entitled to vote thereon, whether in person or by proxy. Abstentions are considered in determining the presence of a quorum but will not be counted as votes cast. Accordingly, abstentions will have no effect on the plurality vote required for the election of directors. There will not be any “broker non-votes” on this proposal.

Nominees for Terms Expiring in 2009

		Principal Occupation	Director
Name	Age	During the Past Five Years	Since

Andrea F. Fitting, Ph.D.	52	Director; President and Chief Executive Officer of Fitting Group, Inc., formerly known as Fitting Creative, Inc., since 1995 and President of Fitting Communications, Inc. from 1986 to 1995, marketing communications firms; former Commissioner of the Pennsylvania Historical and Museum Commission	1998	(2)
Robert D. Pfischner	84	Chairman of the Board; Retired, former President of E.T. Lippert Saw Co., a manufacturer of saw blades for industry and fabricator of armor plate, from 1973 to 2003	1968	(1)(2)
Stephen M. Gagliardi	58	Director; Retired; Formerly President, Chief Executive Officer and Chairman of the Board of Advance Financial Bancorp from 1985 until merger into Parkvale Bank on December 31, 2004	2006	(2)

THE BOARD OF DIRECTORS RECOMMENDS THAT THE ABOVE NOMINEES
BE ELECTED AS DIRECTORS.

Directors with Terms Expiring in 2007

		Principal Occupation	Director
Name	Age	During the Past Five Years	Since

Robert J. McCarthy, Jr.	63	Vice Chairman of the Board since October 2002; Director, President and Chief Executive Officer of the Bank since December 1984 and of the Corporation since organization in August 1987; previously President and Chief Executive Officer of Metropolitan Federal Savings Bank, Bethesda, Maryland	1985	(1)(2)
Patrick J. Minnock	49	Director; President of Minnock Construction Company, a leading builder and land developer in the western Pennsylvania area, since 1988; licensed real estate broker since 1987; Life Director and former President of the Builders Association of Metropolitan Pittsburgh	1998	(2)

Directors with Terms Expiring in 2008

		Principal Occupation	Director
Name	Age	During the Past Five Years	Since

Fred P. Burger, Jr.	79	Director; Retired, former President of Burger Agency, Inc., a real estate brokerage firm and insurance agency, from 1948 to 2006	1981	(1)(2)
Harry D. Reagan	73	Director; Chief Executive Officer of Masontown Division of Parkvale Bank from February 1, 2002 until retirement on December 31, 2002; formerly Chairman of the Board of The Second National Bank of Masontown (SNB) prior to the merger of SNB into Parkvale Bank on January 31, 2002; Chief Executive Officer of SNB from 1988 to 2002; previously with Gallatin National Bank from 1951 until 1988; Trustee of Uniontown Health Resources, Inc. and Uniontown Hospital	2003	(2)

(1)	Includes terms as director of the Bank prior to organization of the Corporation in 1987.

(2)	Currently serves as a director of the Bank.

Shareholder Communications with Directors

Shareholders may communicate with the Board of Directors or any member thereof by doing so in writing, addressed to the intended recipient, including the number of shares beneficially owned, and mailed to the Corporate Secretary, Parkvale Financial Corporation, 4220 William Penn Highway, Monroeville, PA 15146-2774.

Board Meetings and Committees

The Board of Directors of the Corporation holds regular meetings at least quarterly. Each member of the Board of Directors of the Corporation also serves as a director of the Bank. During the year ended June 30, 2006, the Board of Directors of the Corporation met eleven times. No director failed to attend fewer than 100% of such meetings and the meetings of the committees of the Board on which they served. The independent members of the Board of Directors met two times in fiscal 2006, and it is Parkvale’s on-going policy that independent directors will meet at least two times during a fiscal year.

The Nominating Committee met twice in fiscal 2006. The Nominating Committee is currently composed of Mr. Burger, Chairman of the Committee, Dr. Fitting, Mr. Minnock and Mr. Pfischner. The Board has determined that each member of the Nominating Committee meets all applicable independence requirements of the Nasdaq listing standards. The Nominating Committee Charter adopted by the Board of Directors was published as Appendix A in the 2005 proxy statement and is available at www.Parkvale.com. The Nominating Committee identifies individuals qualified to become Board members and recommends director nominees for election at each annual stockholder meeting. The Nominating Committee will consider nominations made by stockholders if such nominations are made in accordance with Article IV, Section 3 of the Corporation’s Bylaws. The Board also has other standing committees, each served by the same members of the Board and in the same capacities as those described below for similar committees of the Bank’s Board. The Executive Committee, which did not meet in fiscal 2006, has the authority to exercise all of the powers of the Board between Board meetings. The joint Audit-Finance Committee of the Corporation and the Bank met five times in fiscal 2006. Directors of the Corporation do not receive any fees directly from the Corporation for serving as Board and Committee members. The Board does not have a separate compensation committee as compensation matters are a function of the Audit-Finance Committee.

The Board of Directors of the Bank meets regularly each month and may have additional special meetings. The Board met thirteen times during fiscal 2006. The Bank has standing Executive, Audit-Finance and Site-Building Committees as described below, in addition to other committees. During fiscal 2006, no director failed to attend fewer than 100% of the meetings held during the year by the Board of Directors and by all committees of the Board on which they served.

The Executive Committee has the authority to exercise all the powers of the Board of Directors between Board meetings. The members of the Executive Committee are appointed annually and consisted of Dr. Fitting and Messrs. Burger, Minnock, Pfischner and Reagan during fiscal 2006. Mr. Pfischner currently serves as Chairman of this committee. Mr. McCarthy attends but does not vote at the meetings. The Executive Committee did not meet during fiscal 2006.

The Site-Building Committee inspects, evaluates and recommends to the Board proposed sites for branch offices and recommends any major repairs and/or additions to such proposed sites that may be necessary. The members of the Site-Building Committee are appointed annually and consisted of Dr. Fitting and Messrs. Burger, Minnock and Reagan during fiscal 2006. Messrs. Pfischner and McCarthy, as ex-officio members, attend the meetings but do not vote. Mr. Minnock currently serves as Chairman of this committee. The Site-Building Committee met one time during fiscal 2006.

The joint Audit-Finance Committee is comprised of three independent directors. The Committee reviews the Bank’s budget; the scope and results of the audit performed by the Corporation’s and the Bank’s independent auditors; the scope and results of the examinations performed by the Office of Thrift Supervision, the Pennsylvania Department of Banking and the Federal Deposit Insurance Corporation; the Bank’s system of internal control; and monitors compliance with the Bank’s established investment, interest rate risk, financial futures and options policies. The members of such committee must consider and act upon (1) all transactions with respect to the investment portfolio, with the exception of Federal Funds sold, in excess of $25 million, and (2) all hedging activities over $10 million and up to $25 million. In addition, the Audit-Finance Committee reviews and makes recommendations to the Board concerning compensation of officers and employees. The members of the Audit-Finance Committee are appointed annually and consisted of Dr. Fitting and Messrs. Burger and Minnock during fiscal 2006. The Board has determined that each member of the Audit-Finance Committee meets all applicable independence requirements of the Nasdaq listing standards. In addition, Messrs. Pfischner and McCarthy, as ex-officio members, attend the meetings but do not vote. Mr. Burger currently serves as Chairman of this committee. The Audit-Finance Committee met five times during fiscal 2006.

The Corporation expects each of its directors and nominees for director to attend the Annual Meeting, especially since a meeting of the Board of Directors is held following completion of the Annual Meeting. All directors of the Corporation attended the 2005 annual meeting of stockholders.

AUDIT-FINANCE COMMITTEE REPORT

The Board of Directors has determined that the three Audit-Finance Committee members are financially literate under the current listing standards of the Nasdaq. The Board also determined that Patrick J. Minnock qualifies as an “audit committee financial expert” as defined by the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002 as adopted by the NASD. A copy of the Audit-Finance Committee Charter is attached to this Proxy Statement as Appendix A.

The Committee oversees the Corporation’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling the oversight responsibilities, the Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosure in the financial statements.

The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgment as to the quality, not just the acceptability, of the Corporation’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement of Auditing Standards No. 61. In addition, the Committee has discussed with the independent auditors the auditors’ independence from management and the Corporation, including the matters in the written disclosures required by the Independence Standards Board and the Independent Standards Board Standard No. 1, and considered the compatibility of non-audit services with the auditors’ independence.

The Committee discussed with the Corporation’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Corporation’s internal controls, and the overall quality of the Corporation’s financial reporting.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006 for filing with the Securities and Exchange Commission. The Committee and the Board have also recommended, subject to shareholder approval, the selection of Parente Randolph, LLC as the Corporation’s independent auditors for the fiscal year ending June 30, 2007.

Fred P. Burger, Jr., Chairman
Andrea F. Fitting
Patrick J. Minnock

August 31, 2006

Compensation of Directors

Board members receive an annual retainer, payable monthly, and a fee for each meeting attended. For fiscal year 2006, the directors received a retainer of $1,500 monthly, based on an annualized retainer of $18,000, $600 for each meeting attended and $300 for teleconference meetings attended. Mr. McCarthy does not receive the annual retainer and meeting fees. During the fiscal year 2006, directors, excluding Messrs. Pfischner and McCarthy, received $300 per committee meeting and $150 per teleconference meeting for each committee meeting attended, except for the chairmen of the Audit-Finance and Site-Building committees, who received $350 and $175, respectively, per meeting attended.

The Site-Building Committee met one time during fiscal 2006. In addition to the normal meeting fee for fulfilling his duties as Chairman of the Site-Building Committee, Mr. Minnock may receive $100 for inspecting and evaluating a proposed branch site and any major repairs to a branch office or site. Mr. Minnock made six evaluations during fiscal 2006 and received $600 for performing such services.

Dr. Fitting and Messrs. Burger, Minnock and Pfischner served as trustees/administrators of the Corporation’s following benefit plans during fiscal 2006: 401(k) Plan, Employee Stock Ownership Plan and Stock Option Plans. To date, the directors serving as trustees/administrators of these plans have not received any additional compensation for such services.

On December 16, 1993, the Bank entered into a consulting agreement with Mr. Pfischner to serve as a consultant to the President-Chief Executive Officer, Board of Directors and executive staff of the Bank for a term of one year commencing on January 1, 1994 and continuing from year to year by written agreement. The agreement has been extended by written agreement each calendar year through 2006 under the same terms and conditions for a term of one year. The agreement provides for a minimum base annual fee of $21,600 payable monthly, which may be increased in the future. Either party may terminate the agreement by providing the other party with at least thirty days written notice before the expiration date of the agreement. For services performed during fiscal 2006, in addition to the regular Board fees, Mr. Pfischner received $21,600.

Pursuant to an employment agreement dated January 31, 2002 between the Bank and Mr. Reagan, upon his retirement as Chief Executive Officer of the Masontown Division of the Bank on December 31, 2002, he served as a consultant to the Bank for the remaining term which commenced on January 1, 2003 and ended in March 2005. The agreement provided for a minimum base annual fee of $107,999 payable monthly. In fiscal 2006, Mr. Reagan received $0.

Under the 2004 Stock Incentive Plan, each person who serves as a non-employee director immediately following the last adjournment of each Annual Meeting shall be granted as of such date a compensatory stock option to purchase shares of the Corporation’s Common Stock at a price equal to the fair market value of a share of the Common Stock on that date. On the 2005 Annual Meeting date, each non-employee director received an option to purchase 2,000 shares. The fair market value on the October 27, 2005 Annual Meeting date was $27.684 per share.

Directors may make an irrevocable election prior to the beginning of each calendar year to defer all or a portion of the annual retainer and meeting fees into a cash account and/or a PFC stock account. The cash account earns interest each year at a rate equal to the rate paid on the Bank’s highest rated certificate of deposit on the first business day of each calendar year. The stock account is credited with the dividends paid on PFC stock during the year. Prior to the beginning of the year, each participant may elect to purchase PFC Common Stock with the cash in either account. A third deemed investment option earns the performance rate of any of the selected mutual funds offered by Prudential Financial to participants of the Bank’s 401(k) Plan. At the end of each quarter, the account is credited with gains (or debited for losses) in accordance with the mutual fund experience reports provided by Prudential Financial. Participants may receive payments from their accounts on the attainment of an age after 65 or at termination of Board service in cash, in either a lump sum or annual installments, or receive the Common Stock.

Executive Management

The following table sets forth certain information with respect to executive officers of the Corporation and the Bank who are not directors of the Corporation. There are no arrangements or understandings between the Corporation or the Bank and any person pursuant to which such person has been appointed an executive officer. No executive officer is related to any other executive officer or director of the Corporation or the Bank by blood, marriage or adoption. Officers of the Corporation and the Bank are appointed annually by the respective Boards of Directors for one-year terms.

		Principal Occupation During
Name	Age	the Past Five Years

Timothy G. Rubritz	52	Vice President–Treasurer of the Corporation since its organization in August 1987; Senior Vice President–Treasurer of the Bank since December 1989; Vice President–Treasurer from January 1986 to 1989; joined the Bank in June 1985 as Audit Director; with Coopers & Lybrand from 1976 to 1985, including a general practice manager at such firm from 1982 to 1985.
Gail B. Anwyll	54	Senior Vice President of the Bank since June 2000; Vice President from December 1992 to June 2000; in charge of Human Resources Department and Marketing; Assistant Corporate Secretary of the Corporation since December 2004 and of the Bank since July 1990; Senior Assistant Vice President from December 1991 to 1992; Assistant Vice President from December 1989 to 1991; joined the Bank in August 1989 as Director of Human Resources; with Lyman Savings & Loan Association from 1976 to 1989, serving as Executive Vice President from 1987 to 1989.
Thomas R. Ondek	47	Senior Vice President of the Bank since December 2001; in charge of Deposit Operations; Vice President from December 1989 to 2001; Assistant Vice President from December 1986 to 1989; branch manager from April to December 1985; joined the Bank in May 1984.
Gilbert A. Riazzi	42	Senior Vice President of the Bank since December 2003 and Chief Information Officer since July 2002; Vice President from December 1999 to December 2003; Audit-Compliance Director of the Corporation and the Bank from December 1999 to July 2002; Senior Assistant Vice President of the Bank from December 1996 to 1999; Assistant Vice President from December 1993 to 1996; joined the Bank as Internal Auditor in May 1992; with Landmark Savings from 1989 to 1992 as Audit Supervisor.

Other Officers

		Principal Occupation During
Name	Age	the Past Five Years

Joseph C. DeFazio	45	Assistant Treasurer of the Corporation since April 2003; Vice President of the Bank since December 2000 and Assistant Treasurer since December 1995; Assistant Controller from December 1986 to December 1995; joined the Bank in October 1984 as Accounting Supervisor.
Patricia A. Lowe	55	Vice President–Branch Operations and Security of the Bank since December 2005; Manager of Branch Operations from July 2003 to December 2005; Senior Assistant Vice President from December 1999 to December 2005; Assistant Vice President from December 1997 to 1999; previously held the positions of Assistant Savings Manager, Electronic Banking Manager, Training Director and Branch Manager; joined the Bank in April 1989.
Jason W. Ross	32	Vice President–Audit Compliance Director of the Bank since December 2003; Audit Compliance Director of the Corporation since July 2002; Senior Assistant Vice President from June 2003 to December 2003; Assistant Vice President from December 2002 to June 2003; joined the Bank in April 2002; with Arthur Andersen as Manager in Assurance and Business Advisory from 1996 to April 2002.
Thomas A. Webb	56	Vice President–Manager of Consumer, Mortgage Lending and Asset Management of the Bank since September 2003; joined the Bank in June 2003; with Laurel Savings and Loan Association from 1998 to 2003 serving as Vice President and Chief Lending Officer.

AUDIT-FINANCE COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

PFC’s business consists primarily of the business of the Bank and its subsidiaries. The financial results of PFC are a direct function of the Bank’s achievement of its goals as set forth in its strategic plan. Executives are compensated for their contribution to the achievement of these goals, which benefits the stockholders, customers, employees and communities in which the Bank operates.

The joint Audit-Finance Committee of the Bank and PFC (“Committee”) administers executive compensation, with all compensation currently paid by the Bank. The Committee reviews all issues pertaining to executive compensation and submits its recommendations to the Board of Directors for approval. Mr. Robert J. McCarthy, Jr., in his capacity as a member of the Board of Directors of PFC and the Bank, abstains from any Board of Directors’ vote concerning his compensation or benefits. The Committee’s compensation program for executive officers currently consists of annual payments of salary and bonuses and periodic grants of options to purchase Common Stock under PFC’s Stock Option Plans. Each element of the program has a different purpose. Salary and bonus payments are mainly designed to reward current and past performance. Stock option awards are designed to help attract and retain superior personnel for positions of substantial responsibility as well as to provide additional incentive to contribute to the long-term success of PFC.

In determining the amount and form of executive compensation to be paid or awarded in fiscal 2006, the Committee considered PFC’s overall performance over a period of years—and its future objectives and challenges—rather than a guideline or formula based on any particular performance measure in a single year. Within this framework, the Committee considered, among other things, the following performance factors in making its compensation decisions in fiscal 2006: return on equity; earnings per share; fair market value of the Common Stock; and the Bank’s achievement of its annual goals relating to earnings, asset quality, efficiency ratio and evaluation by regulators as to safety and soundness. The Committee’s decisions concerning the compensation of individual executive officers during fiscal 2006 were made in the context of historical practice and competitive environment, including comparisons with compensation practices of companies of similar size and function in the financial services industry. The Committee has not addressed the adoption of a policy with respect to the issue of the deductibility of qualifying executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended (“Code”) because no executive has compensation subject to Section 162(m) that exceeds the $1,000,000 threshold.

Supplemental non-qualified benefit plans are provided to executive officers as follows:

     Supplemental Executive Benefit Plan

Effective December 31, 1994, PFC and the Bank adopted the Supplemental Benefit Plan (“SEBP”) for the benefit of certain officers who are subject to the limitations imposed by Sections 401(a)(17) and 415 of the Code on the maximum amount of compensation which may be taken into consideration for the purposes of the Parkvale Financial Corporation Employee Stock Ownership Plan (“ESOP”) and the maximum amount of benefits which may be allocated to an individual participant thereunder. In calendar year 1994, the maximum amount of base pay for qualified benefit plan purposes was reduced to $150,000 from $235,840 in 1993. From 1997 through 2001, the base amount gradually increased to $170,000. Effective January 1, 2002, this limit was increased to $200,000 with additional increases to $205,000 for 2003 and 2004, $210,000 for 2005 and $220,000 for 2006. Persons earning more than $210,000 in 2005 were deprived of retirement funds otherwise available to them. The officer affected by the Code limitation in calendar year 2005 was Mr. McCarthy, and 1,705 treasury shares of PFC Common Stock applicable to the 2005 distribution were allocated to the trust administered by an independent third party for his benefit. The value of those shares, based upon the closing price of $28.20 per share on the last trading day of calendar 2005 (December 31, 2005), is included in the Summary Compensation Table.

     Executive Deferred Compensation Plan

Due to benefit limits imposed by the Code and/or discrimination tests of highly compensated employees, the Bank adopted, effective July 1, 1994, the Parkvale Savings Bank Executive Deferred Compensation Plan (“EDCP”) for certain senior officers of the Bank to compensate such individuals who participate in the 401(k) Plan for benefits lost under the Plan. The EDCP is an unfunded, non-qualified plan which provides for the accrual of matching contributions and investment returns that may not be accrued under the 401(k) Plan. Under the 401(k) Plan, participating employees may voluntarily make pre-tax contributions to their accounts up to 10% of covered plan compensation. The Bank matches 50% of the employee’s pre-tax contributions up to a maximum of 6% of the employee’s covered compensation. In addition, the Bank may make a profit sharing contribution equal to a percentage of each eligible employee’s covered compensation during a plan year, subject to the Bank’s profitability and the discretionary approval of the Board of Directors. The historical discretionary contribution has been 2%. Contributions to the 401(k) Plan and EDCP for the named executive officers are included in the Summary Compensation Table.

Bases for Chief Executive Officer and Named Executive Officers Compensation

In fiscal 2006, PFC’s President and Chief Executive Officer received total cash payments of $575,000 in salary and bonus (as shown in the Summary Compensation Table). The Committee notes that Mr. McCarthy’s salary in fiscal 2006 was 3% higher than his salary in fiscal 2005, and that the bonus paid to Mr. McCarthy in fiscal 2006 exceeded 64% of his salary for the year. The bonuses paid to Messrs. Rubritz, Ondek, Riazzi and Mrs. Anwyll in fiscal 2006 exceeded 38%, 34%, 38% and 34%, respectively, of their salaries for the year.

The Committee considered these 2006 payments appropriate in light of PFC’s performance and the executives’ contributions to the operations of the Bank. In addition, the Committee determined Mr. McCarthy’s fiscal 2006 compensation based on its assessment of his ability and dedication to enhance the long-term value and financial strength of PFC by continuing to provide the leadership and vision that he has provided throughout his tenure as Chief Executive Officer. PFC’s return on average equity for the last five fiscal years has averaged 10.70% and was 11.26% for fiscal 2006.

Compensation Committee Interlocks and Insider Participation

During fiscal 2006, no member of the Audit-Finance Committee was a former or is presently a full-time officer or employee of the Corporation or any of its subsidiaries, or had any other relationship with the Corporation or its subsidiaries required to be disclosed.

AUDIT-FINANCE COMMITTEE

Fred P. Burger, Chairman
Andrea F. Fitting
Patrick J. Minnock

Performance Graph

The following table and graph compares the yearly cumulative total return of the Common Stock over a five-year measurement period with (i) the yearly cumulative total return on the stocks included in the Nasdaq Market Index and (ii) the yearly cumulative total return on the stocks included in the Nasdaq Financial Stock Market Index as reported by the Center for Research in Securities Prices at the University of Chicago. The S&P 500 total return data is provided by the Nasdaq stock market Market Intelligence Desk. All of the cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years. Effective July 1, 2006, the Corporation’s Common Stock was listed on the Nasdaq Global Select Market.

Table of Cumulative Values

	2001	2002	2003	2004	2005	2006

Parkvale	$100.00	$122.97	$108.06	$119.77	$128.06	$140.90
Nasdaq	100.00	68.12	75.63	95.33	96.36	102.50
Nasdaq Financial	100.00	111.86	117.56	144.45	160.08	176.24
S&P 500	100.00	82.01	82.22	97.93	104.12	113.10
Book Value Per Share	16.78	17.09	17.93	18.76	20.09	21.64
Market Value Per Share	24.00	28.64	24.42	26.32	27.34	29.25

Comparison of Five Year Cumulative Total Return*

* Assumes the investment of $100 on June 30, 2001 and the reinvestment of all dividends

The market value on the record date, August 28, 2006 was $30.49 per share.

EXECUTIVE COMPENSATION

Summary

The following table sets forth a summary of certain information concerning the compensation awarded or paid for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the next four most highly compensated executive officers of the Corporation and the Bank (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE

				Long Term	All Other	Total
	Fiscal	Annual Compensation		Compensation	Compensation	Compensation
Name and Principal Position	Year	Salary(1)	Bonus	Option Awards	(2)(3)	Package

Robert J. McCarthy, Jr.	2006	$350,000	$225,000	0	$66,507	$641,507
President and	2005	340,000	225,000	0	64,763	629,763
Chief Executive Officer	2004	330,000	150,000	0	64,069	544,069
Timothy G. Rubritz	2006	144,606	55,000	0	25,323	224,929
Vice President-Treasurer of	2005	141,603	50,000	0	24,588	216,191
the Corporation and Senior	2004	138,606	42,000	0	23,468	204,074
Vice President-Treasurer of
the Bank
Thomas R. Ondek	2006	92,892	32,000	0	14,172	139,064
Senior Vice President	2005	89,590	28,000	0	13,761	131,351
of the Bank	2004	86,294	25,000	0	11,688	122,982
Gilbert A. Riazzi	2006	105,001	40,000	0	15,524	160,525
Senior Vice President	2005	85,209	24,000	0	12,545	121,754
of the Bank	2004	81,907	18,000	0	11,640	111,547
Gail B. Anwyll	2006	87,497	30,000	0	11,303	128,800
Senior Vice President of the	2005	82,401	24,000	0	9,699	116,100
Bank and Assistant	2004	78,501	18,000	0	8,950	105,451
Corporate Secretary of the
Corporation and the Bank

(1)	Salary includes amounts deferred at the election of the executive officer through the Bank’s 401(k) Plan and Executive Deferred Compensation Plan (“EDCP”).

(2)	Includes the Bank’s contributions to the 401(k) Plan and EDCP during fiscal 2006 on behalf of Mr. McCarthy ($28,750), Mr. Rubritz ($9,844), and 401(k) Plan on behalf of Mr. Ondek ($4,609), Mr. Riazzi ($5,073) and Mrs. Anwyll ($2,595).

(3)	Includes the value of the Common Stock allocated to the ESOP and SEBP Trust account of Mr. McCarthy ($37,757) and ESOP accounts of Mr. Rubritz ($15,479), Mr. Ondek ($9,563), Mr. Riazzi ($10,451) and Mrs. Anwyll ($8,708) based upon the closing price of $28.20 per share on the allocation date, December 31, 2005.

The column “Other Annual Compensation” has been omitted because no compensation is required to be reported in such column. The aggregate amount of perquisites and other personal benefits provided to each Named Executive Officer did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus of such officer.

OPTION GRANTS IN THE LAST FISCAL YEAR

There were no options granted to Named Executive Officers during the fiscal year ended June 30, 2006.

AGGREGATED OPTION EXERCISES IN THE LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning stock options exercised during fiscal year 2006 by the Named Executive Officers and the value of unexercised stock options held by each such officer on the last trading day of the fiscal year (June 30, 2006). The number of shares has been adjusted to reflect the 5 for 4 stock splits in October 1996, 1997 and 1998.

Number of
Securities
			Underlying	Value of Unexercised
			Unexercised Options	In-the-money Options
			at Fiscal Year End	at Fiscal Year End
	Shares Acquired	Value	Exercisable/	Exercisable/
Name	on Exercise	Realized(1)	Unexercisable	Unexercisable(2)

Robert J. McCarthy Jr.	10,000	$119,300	76,125/0	$681,506/$0
Timothy G. Rubritz	9,375	123,375	16,000/0	109,050/0
Thomas R. Ondek	—	—	15,687/0	133,893/0
Gilbert A. Riazzi	—	—	3,750/0	23,456/0
Gail B. Anwyll	3,000	35,940	12,687/0	95,103/0

(1)	The value was determined by subtracting the exercise price from the fair market value of the Common Stock on the exercise date.

(2)	The value was determined by subtracting the exercise prices from the fair market value of the Common Stock on June 30, 2006 ($29.25 per share) and multiplying by the same number of options.

LONG-TERM INCENTIVE PLANS—AWARDS IN THE LAST FISCAL YEAR

A long-term incentive plan has not been instituted for either the Corporation or the Bank.

Employment Agreement

The Bank entered into a five-year employment agreement with Mr. McCarthy in April 1987 and the Corporation became a party to the agreement upon consummation of the reorganization of the Bank into the holding company form of organization in January 1989. The initial term of the agreement was extended automatically for an additional year on each anniversary date of the agreement. Effective January 1, 2000, a new five-year employment agreement was entered into by the parties to reflect the holding company formation, the Bank’s charter conversion to a savings bank and change in regulators, and changes in applicable law and regulatory policies since 1987. The 2000 agreement was amended and restated as of December 15, 2005 in order to comply with Section 409A of the Code and the proposed regulations under such section and to make certain other changes. The agreement provides for a minimum annual salary of $350,000, which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Corporation and the Bank. In addition, Mr. McCarthy may receive bonus payments as determined by the Boards of Directors. Prior to the first anniversary of the effective date and each annual anniversary thereafter, the Boards of Directors shall consider all relevant factors, including Mr. McCarthy’s performance, and if appropriate approve a one-year extension of the remaining term of the agreement. The term of Mr. McCarthy’s agreement will be extended each year if the Boards of Directors of the Bank and the Corporation (“Parkvale”) approve the extension, unless Mr. McCarthy provides at least 30 days written notice not to extend the agreement beyond its remaining term. The agreement is terminable by Parkvale for cause at any time and currently expires on January 1, 2011.

The agreement with Mr. McCarthy provides for severance payments and other benefits in the event Parkvale terminates his employment for other than cause, disability, retirement or death or Mr. McCarthy resigns for “good reason,” as defined in the agreement. Good reason includes among other things a “change in control” of Parkvale, which is defined to include any of the following: (1) the acquisition of over 50% of the outstanding common stock of the Corporation or the Bank by any person or group, (2) the acquisition within any 12-month period of 35% or more of the outstanding common stock of the Corporation by any person or group, (3) a change in a majority of the board of directors of the Corporation within any 12-month period if the appointment or election of the new directors is not approved by a majority of the board of directors in office prior to such appointment or election, and (4) the acquisition of 40% or more of the total assets of the Corporation or the Bank within any 12-month period by any person or group. In such event, Parkvale will give severance payments to Mr. McCarthy equal to 2.99 times the sum of (a) his then current base salary per year, (b) the highest bonus or other incentive compensation paid to him during the preceding three calendar years, (c) the average contributions by Parkvale to his accounts under the 401(k) Plan, the ESOP and the SEBP for the preceding three calendar years, and (d) the average of all other components of his taxable income from Parkvale for the preceding three calendar years, plus the continuation at no cost to the executive of his participation in all life, disability and medical insurance plans and other employee benefit plans, programs and arrangements (including the use of an automobile and club dues but excluding stock benefit plans) for the then remaining term of the employment agreement. Under Mr. McCarthy’s employment agreement, Mr. McCarthy could receive payments and benefits that constitute a parachute payment. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient’s average annual compensation from the employer includible in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes. In such event, Parkvale has agreed to pay the 20% excess tax that would otherwise be owed by Mr. McCarthy and such additional amounts as may be necessary to reimburse Mr. McCarthy for the federal, state and local income taxes and excise taxes on such amounts.

The agreement also precludes Mr. McCarthy from owning (excluding the ownership of 1% or less of the stock of a public corporation), managing, operating and controlling, being employed by or participating in or being in any way connected with any other business covered by federal deposit insurance which is located in the Pennsylvania counties of Allegheny, Armstrong, Beaver, Butler, Fayette, Washington and Westmoreland, together with any other counties within Pennsylvania, Ohio or West Virginia in which the Bank has an office. Such restriction shall continue throughout Mr. McCarthy’s employment with Parkvale.

The employment agreement with Mr. McCarthy and the change in control agreements with Mr. Rubritz and Mrs. Anwyll described below, to the extent they increase the cost of any acquisition of control of the Corporation, could be deemed to have an anti-takeover effect. As a result, the agreements may discourage takeover attempts which (1) are deemed by certain stockholders to be in their best interests, (2) might be at prices in excess of the then market value of the Corporation’s Common Stock, and (3) as a result, may tend to perpetuate existing management.

Change In Control Agreements

The Corporation and the Bank (“Parkvale”) entered into a three-year change in control severance agreement with Mr. Rubritz effective January 1, 2000 and with Mrs. Anwyll effective February 23, 2005. The agreements were amended and restated as of December 15, 2005. Commencing on the first annual anniversary of each effective date, the term of the agreement will be extended for an additional year on each annual anniversary of the effective date until such time as the Boards of Directors of Parkvale or the executive gives notice not to extend the term of the agreement. As a consequence, subsequent to the first anniversary of the effective date, the remaining term of the agreement will stay between two and three years unless notice of non-renewal is given not less than thirty (30) days prior to any anniversary date. If either party gives timely notice that the term will not be extended as of any annual anniversary date, then the agreement shall terminate at the conclusion of its remaining term. The agreements currently expire on January 1, 2009.

The agreements provide for severance payments and other benefits in the event employment with Parkvale is terminated subsequent to a change in control of the Corporation by (i) Parkvale for other than cause, disability, retirement or death, (ii) the executive for any reason within the first sixty (60) days following the one-year anniversary of the change in control, or (iii) the executive for good reason, then Parkvale shall (a) pay to the executive a cash severance amount equal to two (2) times annual compensation, and (b) maintain and provide for a period ending at the earlier of (i) the expiration of the remaining term of the agreement as of the date of termination or (ii) the date of full-time employment by another employer, at no cost to him or her, continued participation in all group insurance, life insurance, health and accident insurance, disability insurance and other employee benefit plans, programs and arrangements offered by Parkvale in which the executive was entitled to participate immediately prior to the date of termination (excluding stock benefit plans and cash incentive compensation). If such payments would constitute a “parachute payment” under Section 280G of the Code, then the payments and benefits payable shall be reduced by the minimum amount necessary to avoid constituting a parachute payment.

Parkvale may assign the agreements and their rights and obligations thereunder in whole, but not in part, to any corporation, bank or other entity with or into which either the Corporation or the Bank may merge or consolidate or which either may transfer all or substantially all of its respective assets. The executives may not assign or transfer the agreement or any rights or obligations thereunder.

Loans to Management

In the ordinary course of business, the Bank makes loans available to its directors, officers and employees. Such loans are made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to other borrowers. It is the belief of management that these loans neither involve more than the normal collection risk nor present other unfavorable features. At June 30, 2006, the Bank had 14 loans outstanding to directors and officers of the Bank, or members of their immediate families or related entities. In total, these loans were less than 5% of total shareholders’ equity at June 30, 2006.

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Parente Randolph, LLC as independent auditors for the year ending June 30, 2007, and has further directed that the selection of such auditors be submitted for ratification by the stockholders at the Annual Meeting. The Corporation has been advised by Parente Randolph, LLC that neither the firm nor any of its associates has any relationship with the Corporation or its subsidiaries other than the usual relationship that exists between independent certified public accountants and clients. Parente Randolph, LLC will have a representative at the Annual Meeting who will have an opportunity to make a statement, if he or she so desires, and who will be available to respond to appropriate questions. The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting is required for this proposal. Abstentions will not be counted as votes cast and, accordingly, will have no effect on this proposal. There will be no “broker non-votes” with respect to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE
RATIFICATION OF THE APPOINTMENT OF PARENTE RANDOLPH, LLC
AS INDEPENDENT AUDITORS FOR FISCAL 2007.

The fees and expenses billed by Parente Randolph, LLC for the past two fiscal years are as follows:

	2005	2006

Audit fees	$122,100	$103,000
Audit related fees	6,600	7,000
Tax fees	13,650	11,000
All other fees	—	—

The Audit Committee believes that the non-audit fees billed and paid to Parente Randolph, LLC are compatible for maintaining their independence.

All services provided by our independent auditors during the year were pre-approved by the Audit Committee. The Audit Committee is required to pre-approve all audit and non-audit services performed by the independent auditors in excess of $10,000 to assure that the provision of such services does not impair the independent auditors’ independence. In addition, any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee.

STOCKHOLDER PROPOSALS

Any proposal that a stockholder wishes to have presented at the next Annual Meeting of Stockholders to be held in October 2007 must be received at the main office of the Corporation no later than May 21, 2007. If such proposal is in compliance with all of the requirements of Rule 14a-8 of the Exchange Act, it will be included in the Proxy Statement and set forth on the form of proxy issued for the next Annual Meeting of Stockholders. It is urged that any such proposals be sent by certified mail, return receipt requested.

ANNUAL REPORTS AND FINANCIAL STATEMENTS

A copy of the Corporation’s Annual Report to Stockholders for the year ended June 30, 2006 accompanies this Proxy Statement. Such annual report is not part of the proxy solicitation materials.

UPON RECEIPT OF A WRITTEN REQUEST, THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER WITHOUT CHARGE A COPY OF THE CORPORATION’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 2006 AND A LIST OF THE EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO TIMOTHY G. RUBRITZ, TREASURER, PARKVALE FINANCIAL CORPORATION, 4220 WILLIAM PENN HIGHWAY, MONROEVILLE, PENNSYLVANIA 15146. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

OTHER MATTERS

Each proxy solicited hereby also confers discretionary authority to the Board of Directors of the Corporation to vote the proxy with respect to the approval of the minutes of the last meeting of stockholders, the election of any person as a director if a nominee is unable to serve or for good cause will not serve, matters incident to the conduct of the meeting, and upon such other matters as may properly come before the Annual Meeting. Management is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

The cost of solicitation of proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Corporation’s Common Stock. In addition to solicitations by mail, directors, officers and employees of Parkvale may solicit proxies personally or by telephone without additional compensation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The cost of such a firm would not be expected to exceed $3,500.

By Order of The Board of Directors

Gail B. Anwyll
Assistant Corporate Secretary

September 18, 2006

Appendix A

CHARTER OF THE AUDIT-FINANCE COMMITTEE OF THE BOARD OF DIRECTORS
PARKVALE FINANCIAL CORPORATION

I.  PURPOSE OF THE COMMITTEE

The purpose of the Audit-Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of Parkvale Financial Corporation (the “Corporation”) shall be to assist the Board in the oversight of the integrity of the Corporation’s financial statements; compliance with legal and regulatory requirements; the qualifications, independence and performance of the independent auditors; and the performance of the internal audit function. The Committee shall also prepare the Audit Committee report as required by the Securities and Exchange Commission (“SEC”) to be included in the Corporation’s proxy statement for the annual meeting of shareholders. The Committee shall report regularly to the Board.

II.  COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of no fewer than three Directors. The Directors on the Committee shall meet the independence and other requirements of the National Association of Securities Dealers (“NASD”), the Sarbanes-Oxley Act of 2002 (“SOX Act”) and the rules promulgated by the SEC pursuant to the SOX Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Each Director meeting these requirements shall be referred to as an “Independent Director.” Each member of the Committee must be “financially literate,” as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Committee. In addition, at least one member of the Committee must have “accounting or related financial management expertise,” as the Board interprets such qualification in its business judgment. One member of the Committee shall be an “audit committee financial expert” as that term is defined in the rules and regulations promulgated by the SEC pursuant to the SOX Act, as adopted by the NASD. No Director may serve as a member of the Committee if such Director serves on the audit committees of more than two other public companies, unless the Board expressly determines that such service would not impair said Director’s ability to serve effectively on the Committee and such determination is disclosed in the Corporation’s annual proxy statement.

The members of the Committee shall be appointed annually to one year terms by majority vote of the Board at the first meeting of the Board following the annual meeting of shareholders. Vacancies on the Committee shall be filled by majority vote of the Board at the next meeting of the Board following the occurrence of the vacancy or by unanimous written consent of the Board. No member of the Committee shall be removed from the Committee except by majority vote of the Independent Directors of the Board then in office or by unanimous written consent of the Board.

III.  MEETINGS AND PROCEDURES OF THE COMMITTEE

The Committee shall fix its own rules of procedure, which shall be consistent with the Bylaws of the Corporation and this Charter. The Committee shall meet as provided by its rules, which shall be at least four times annually or more frequently as circumstances require. The Board shall designate one member of the Committee as its Chairperson on an annual basis. The Chairperson of the Committee or a majority of the members of the Committee may also call a special meeting of the Committee. A majority of the members of the Committee present in person or by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other shall constitute a quorum. The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present. Without a meeting, the Committee may act by unanimous written consent of all members.

The Committee may request that any Director, officer or employee of the Corporation, or other person whose advice and counsel is sought by the Committee, attend any meeting of the Committee to provide such pertinent information as the Committee requests.

Following each of its meetings, the Committee shall deliver a report on the meeting to the Board, including a description of all actions taken by the Committee at the meeting. The Committee shall keep written minutes of its meetings, which minutes shall be maintained with the books and records of the Corporation.

The Committee may delegate certain of its functions to one or more members of the Committee if permitted by law. Such member(s) shall report on all actions taken no later than at the next meeting of the Committee. The Committee’s functions are the sole responsibility of the Committee and may not be allocated to a different committee.

IV.  DUTIES OF THE COMMITTEE

The Committee shall have the following duties and responsibilities:

A.  Financial Reporting

1. The Committee shall review and discuss with management, the Corporation’s independent auditors and the Director of Internal Audit & Compliance the following:

(a) the Corporation’s earnings press releases (with particular attention to any use of “pro forma,” or “adjusted” non-GAAP, information), as well as financial information and earnings guidance provided by the Corporation to analysts and rating agencies. Generally, this discussion should include the types of information to be disclosed and the type of presentation to be made.

(b) the Corporation’s annual audited financial statements and quarterly financial statements, including the disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and any major issues related thereto, and recommend to the Board whether the audited financial statements should be included in the Corporation’s Annual Report on Form 10-K.

(c) the critical accounting policies and such other accounting policies of the Corporation as are deemed appropriate for review by the Committee prior to any interim or year-end filings with the SEC or other regulatory body, including any financial reporting issues which could have a material impact on the Corporation’s financial statements.

(d) the development, selection and disclosure of critical accounting estimates included in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(e) any major issues regarding accounting principles and financial statement presentations, including any significant changes in the selection or application of accounting principles.

(f) any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements.

(g) all alternative treatments of financial information within GAAP that have been discussed by the independent auditors and management, ramifications of the use of such alternatives and the treatment preferred by the independent auditors.

(h) all material written communications between the independent auditors and management including but not limited to any management letter, schedule of unadjusted differences or management representation letter.

(i) the effect of regulatory, tax, accounting and financial reporting initiatives or developments, as well as off-balance sheet structures, on the financial statements of the Corporation, including those proposed and/or adopted by the Financial Accounting Standards Board, the Public Company

Accounting Oversight Board, the American Institute of Certified Public Accountants or the Internal Revenue Service that may have a bearing on the Corporation.

(j) the Chief Executive Officer and Chief Financial Officer periodic report certifications and disclosure required under the SOX Act and the rules promulgated by the SEC pursuant thereto.

2. The Committee shall meet periodically with the Disclosure Committee, or Disclosure Committee Chairman, to discuss any matters of concern arising from the Disclosure Committee’s quarterly process to assist the Chief Executive Officer and Chief Financial Officer in their SOX Act Section 302 and 906 certifications.

3. The Committee shall prepare the Audit Committee Report, as required by Item 306 of Regulation S-K for inclusion in the Corporation’s annual proxy statement.

4. The Committee shall review with the full Board any issues that arise with respect to the quality or integrity of the Corporation’s financial statements.

B.  Independent Auditors

1. The Committee shall be directly responsible for the appointment (subject to shareholder ratification), compensation, retention, and oversight of the work of any independent auditors engaged by the Corporation (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Corporation, and each independent auditor shall report directly to the Committee.

2. The Committee shall review and have sole authority to approve the independent auditors’ engagement plan, including the audit plan, scope, procedures and the engagement letter, including the proposed fees and terms contained therein, and monitor such plan’s progress and results during the year.

3. The Committee shall review and have sole authority to pre-approve all audit and, as provided in the SOX Act, all permitted non-audit engagements between the Corporation and the independent auditors and monitor such engagements’ progress and results during the year.

(a) The Committee may establish pre-approval policies and procedures for the engagement of the independent auditors.

(b) The Committee may delegate to one or more designated members the authority to grant the pre-approvals required by this subsection. The decisions of any member to whom authority is delegated to pre-approve an activity shall be presented to the full Committee at the next meeting of the Committee to occur after the grant of such approval.

(c) The Committee shall request from the independent auditors written assurance that each non-audit service they are to provide to the Corporation is not a prohibited activity as described in Section 10A(g) of the Exchange Act, Section 201 of the SOX Act, or Rule 2-01(c)(4) of Regulation S-X.

4. The Committee shall obtain and review at least annually a report from the independent auditors describing:

(a) the independent auditors’ internal quality-control procedures.

(b) all relationships between the independent auditors and the Corporation, including a description of each category of services provided by the independent auditors to the Corporation and a list of the fees billed for each such category.

5. The Committee shall evaluate annually the independent auditors’ qualifications, performance and independence. In this evaluation, the Committee shall take into account the opinions of management and the internal auditors. The Committee shall review and evaluate the lead partner of the independent auditors. The Committee shall present its conclusions to the Board.

6. The Committee shall oversee the independence of the independent auditors by, among other things:

(a) actively engaging in a dialogue with the independent auditors with respect to any disclosed relationships or services that may affect the objectivity and independence of the independent auditors, and taking appropriate action to satisfy itself of the auditors’ independence.

(b) monitoring the rotation of audit partners to ensure that the independent auditors are considered independent under applicable rules and regulations.

(c) setting clear hiring policies for employees or former employees of the independent auditors to ensure that the independent auditors are considered independent under applicable rules and regulations.

(d) considering whether there should be a regular rotation of the independent auditors.

(e) monitoring whether any improper influence is being asserted on the independent auditors engaged in the performance of the audit by officers or Directors of the Corporation, or any person acting under their direction.

7. The Committee shall instruct the independent auditors that they are ultimately accountable to the Committee and the Board.

8. The Committee shall review and discuss on a regular basis with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any problems or difficulties the independent auditors encountered in the course of any audit work, and management’s response with respect thereto, any restrictions on the scope of the independent auditors’ activities or on access to requested information, and any significant disagreements with management. In connection therewith, the Committee should review with the independent auditors the following:

(a) any accounting adjustments that were noted or proposed by the independent auditors but were rejected by management (as immaterial or otherwise).

(b) any communications between the audit team and the independent auditors’ national office regarding auditing or accounting issues presented by the engagement.

(c) any “management” or “internal control” letters issued, or proposed to be issued, by the independent auditors.

9. The Committee shall obtain from the independent auditors their annual report and any other information pursuant to Section 201 of the SOX Act, and Section 10A of the Exchange Act.

10. The Committee shall review with the full Board any issues that arise with respect to the performance and independence of the independent auditors.

C.  Internal Controls

1. The Committee shall review with the independent auditors and the internal auditor, the adequacy and effectiveness of the Corporation’s internal controls pertaining to (i) the effectiveness and efficiency of operations, (ii) reliability of financial reporting and (iii) compliance with applicable law and regulations. The Committee’s review of the Corporation’s internal controls shall include a review of management’s annual report on the Corporation’s internal control over financial reporting, as well as the independent auditors’ attestation report on management’s assessment of the Corporation’s internal control over financial reporting included in management’s report, prior to the inclusion of such reports in the Corporation’s annual report.

2. The Committee shall review with management the Corporation’s internal controls, including major issues as to the adequacy of the Corporation’s internal controls and any special audit steps adopted in light of the discovery of material control deficiencies, and evaluate whether the Corporation is operating in accordance with its prescribed policies, procedures and codes of conduct.

3. The Committee shall review periodically with the Chief Executive Officer, Chief Financial Officer, the independent auditors and the internal auditor, the following:

(a) all significant deficiencies and material weaknesses in the design or operation of the Corporation’s internal control over financial reporting which are reasonably likely to adversely affect the Corporation’s ability to record, process, summarize and report financial information.

(b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal control over financial reporting.

(c) any change in the Corporation’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Corporation’s internal control over financial reporting.

D.  Legal and Regulatory Compliance

The Committee shall:

(a) review with the full Board any issues that arise with respect to the Corporation’s compliance with legal or regulatory requirements.

(b) review with the Corporation’s Compliance Officer material litigation and other legal matters as appropriate.

E.  Risk Management

The Committee shall review and discuss with management guidelines and policies to govern the process by which management assesses and manages the Corporation’s exposure to risk, as well as the Corporation’s major financial risk exposures and the steps management has taken to monitor and control such risk.

F.  Internal Audit

1. The Committee shall annually review the Corporation’s Internal Audit Department function including its organization and qualifications, the proposed audit plan for the coming year, the Internal Audit Department’s coordination efforts with the independent auditors, significant findings during the year, any difficulties experienced including access restrictions, changes in the audit plan and the independence of internal audit.

2. The Committee shall review with the full Board any issues that arise with respect to the performance of the internal audit function.

3. The Committee shall discuss with the independent auditor the responsibilities, budget and staffing of the Corporation’s internal audit function.

G.  Other Duties and Responsibilities

The Committee shall:

(a) provide for an open avenue of communications between and among the Board, the Committee, the internal auditors and the independent auditors, including periodic meetings with the director of internal audit, the independent auditors, the Chief Financial Officer and other members of management in separate executive sessions to discuss any matters that the Committee, these groups or individuals believe should be discussed privately with the Committee.

(b) establish procedures for (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

(c) perform such other functions as assigned to the Committee by law, the Corporation’s Articles of Incorporation or Bylaws, or the Board.

(d) periodically review with the Chief Executive Officer, the Chief Financial Officer, the Disclosure Committee, and the internal auditor, the adequacy and effectiveness of the Corporation’s disclosure controls and procedures.

H.  Funding

Appropriate funding, as determined by the Committee, shall be provided by the Corporation for payment of compensation to the independent auditors employed by the Corporation for the purposes of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation, and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

V.  EVALUATION OF THE COMMITTEE

The Committee shall, on an annual basis, evaluate its performance under this Charter. In conducting this review, the Committee shall evaluate whether this Charter appropriately addresses the matters that are or should be within its scope. The Committee shall address all matters that the Committee considers relevant to its performance including but not limited to the following: the adequacy, appropriateness and quality of the information and recommendations presented by the Committee to the Board, the manner in which they were discussed or debated, and whether the number and length of meetings of the Committee were adequate for the Committee to complete its work in a thorough and thoughtful manner.

The Committee shall report to the Board the results of its evaluation, including any recommended amendment to this Charter and any recommended change to the Corporation’s or the Board’s policies or procedures.

VI.  INVESTIGATIONS AND STUDIES; OUTSIDE ADVISORS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities, and may engage and obtain the advice and assistance from outside legal, accounting or other advisors as the Committee deems necessary to carry out its duties. The Committee may retain and compensate these advisors without seeking Board approval. Appropriate funding, as determined by the Committee, shall be provided by the Corporation for payment of compensation to any outside legal, accounting or other advisors employed by the Committee.

VII.  GENERAL

While the Committee has the duties and responsibilities set forth in this Charter, the Committee is not responsible for planning or conducting the audit or for determining whether the Corporation’s financial statements are complete and accurate and in accordance with generally accepted accounting principles.

In fulfilling their responsibilities hereunder, it is recognized that members of the Committee are not full-time employees of the Corporation and that it is not the duty or responsibility of the Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation from which it receives information, (ii) the accuracy of the financial and other information provided to the Committee absent actual knowledge to the contrary (which shall be promptly reported to the Board) and (iii) statements made by management or third parties as to any information technology, internal audit and other non-audit services provided by the independent auditors to the Corporation.

This Charter shall be reviewed and approved annually. The latest revision to this policy was June 20, 2006.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	PARKVALE FINANCIAL CORPORATION
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
Solicited on Behalf of the Board of Directors
     The undersigned, being a stockholder of the Corporation, hereby authorizes the Board of Directors of the Corporation as proxies with full powers of substitution to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at the Pittsburgh Athletic Association, 4215 Fifth Avenue, Pittsburgh, Pennsylvania, 15213 on October 26, 2006, at 10:00 a.m. Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast if then personally present on all proposals coming before the meeting.
     This proxy may be revoked at any time before it is exercised.

Please be sure to sign and date	Date
this Proxy in the box below.

Shareholder sign above	Co-holder (if any) sign above

			With-	For All
		For	hold	Except
1.	Election of Directors:	☐	☐	☐
Nominees:
Andrea F. Fitting
Robert D. Pfischner
Stephen M. Gagliardi

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain
2.	Appointment of Parente Randolph, LLC as the Corporation’s independent auditors for fiscal 2007.	☐	☐	☐

3.	In the proxies’ discretion, upon such other business as may properly come before the meeting

    Share of Common Stock of the Corporation will be voted as specified. If this proxy is signed and returned but no specification is made, shares will be voted “FOR” the election of the Board of Directors, nominees to the Board of Directors and “FOR” the appointment of Parente Randolph, LLC.

    Please sign exactly as name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

+	+

▲	Detach above card, sign, date and mail in postage paid envelope provided.	▲
PARKVALE FINANCIAL CORPORATION
PLEASE ACT PROMPTLY — SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.